Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Aureus Greenway Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

						Proposed		Proposed
			Fee			Maximum		Maximum
			Calculation			Offering		Aggregate				Amount of
	Security	Security	or Carry	Amount		Price Per		Offering				Registration
	Type	Class Title	Forward Rule	Registered(1)		Share		Price		Fee Rate		Statement Fee
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	Rule 457(a)	89,655,171	(2)	$2.1815	(3)	$195,582,755.53	(3)	0.00015310		$29,943.72
	Equity	Pre-Funded Warrants to purchase Common Stock	Rule 457(g)	–		–		–		–	(4)
	Equity	Placement Agent Warrants(4)	Rule 457(g)	–		–		–		–
	Equity	Shares of common stock issuable upon exercise of Placement Agent Warrants(5)	Rule 457(o)	–		–		$2,390,804		0.00015310		$366.03
Fees Previously Paid	–	–	–	–		–		–
			Total Offering Amounts					$197,973,559.53				$30,309.75
			Total Fees Previously Paid									-
			Total Fee Offset									-
			Net Fee Due									$30,309.75

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)	Consists of (i) 29,885,057 shares of common stock or pre-funded warrants held by the selling stockholder, (ii) 29,885,057 shares of common stock issuable upon exercise of the common warrants A, (ii) 29,885,057 shares of common stock issuable upon exercise of the common warrants B.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) and Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on The Nasdaq Capital Market on July 30, 2025, which date is within five business days prior to filing this Registration Statement.

(4)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s common stock underlying the placement agent warrants are registered hereby, no separate registration fee is required with respect to such securities.

(5)	The registrant has issued to the placement agent or its designees, placement agent warrants (the “Placement Agent Warrants”) to purchase a number of shares of common stock equal to 8% of the aggregate number of shares of common stock and pre-funded warrants sold in the private placement completed on July 25, 2025. The exercise price of the Placement Agent Warrants is $1.00. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum aggregate offering price of the Placement Agent Warrants is $2,390,804, which is equal to $1.00 multiplied by of 2,390,804 (8% of 29,885,057).